PS BUSINESS PARKS, INC.
           Exhibit 12: Statement re: Computation of Ratio of Earnings
                                to Fixed Charges

                                                                              Nine Months Ended
                                                                                September 30,
                                                                  ----------------------------------------
                                                                        1999                     1998
                                                                  ----------------        ----------------

      Net income............................................       $   30,352,000          $   21,124,000
      Minority interest.....................................           10,769,000               8,696,000
      Interest expense......................................            2,658,000               1,736,000
                                                                  ----------------        ----------------
         Total earnings available to cover fixed charges....       $   43,779,000          $   31,556,000
                                                                  ================        ================

      Total fixed charges - interest expense (1)............       $    3,242,000          $    1,736,000
                                                                  ================        ================

      Total preferred distributions.........................       $    3,370,000          $            -
                                                                  ================        ================
      Total combined fixed charges and preferred
      distributions.........................................       $    6,612,000          $    1,736,000
                                                                  ================        ================

      Ratio of earnings to fixed charges....................                13.50                   18.18
                                                                  ================        ================

      Ratio of earnings to combined fixed charges and
      preferred distributions...............................                 6.62                   18.18
                                                                  ================        ================

                                                                   Years Ended December 31,
                                       --------------------------------------------------------------------------------
                                            1998             1997            1996             1995            1994
                                       --------------   --------------  --------------   --------------  --------------

Net income.........................     $ 29,400,000     $  3,836,000    $    519,000     $  1,192,000    $  1,245,000
Minority interest..................       11,208,000        8,566,000               -                -               -
Interest expense...................        2,361,000            1,000               -                -               -
                                       --------------   --------------  --------------   --------------  --------------
     Total earnings available to
       cover fixed charges.........     $ 42,969,000     $ 12,403,000    $    519,000     $  1,192,000    $  1,245,000
                                       ==============   ==============  ==============   ==============  ==============
Total fixed charges - interest
   expense (1).....................     $  2,629,000     $      1,000    $          -     $          -    $          -
                                       ==============   ==============  ==============   ==============  ==============

Ratio of earnings to fixed charges.            16.34           12,403          N/A              N/A             N/A
                                       ==============   ==============  ==============   ==============  ==============

_______________

(1) Fixed charges include interest expense plus capitalized interest.

                                   Exhibit 12

                             PS BUSINESS PARKS, INC.
           Exhibit 12: Statement re: Computation of Ratio of Earnings
                                to Fixed Charges

Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:

                                                                              Nine Months Ended
                                                                                September 30,
                                                                  ----------------------------------------
                                                                        1999                     1998
                                                                  ----------------        ----------------

      FFO...................................................       $   56,848,000          $   40,317,000
      Interest expense......................................            2,658,000               1,736,000
      Minority interest in income - preferred units.........            1,236,000                       -
      Preferred dividends...................................            2,134,000                       -
                                                                  ----------------        ----------------
         Adjusted FFO available to cover fixed charges......       $   62,876,000          $   42,053,000
                                                                  ================        ================

      Total fixed charges - interest expense (1)............       $    3,242,000          $    1,736,000
                                                                  ================        ================

      Total preferred distributions.........................       $    3,370,000          $            -
                                                                  ================        ================
      Total combined fixed charges and preferred
      distributions.........................................       $    6,612,000          $    1,736,000
                                                                  ================        ================

      Ratio of FFO to fixed charges.........................                19.39                   24.22
                                                                  ================        ================
      Ratio of FFO to combined fixed charges and preferred
      distributions.........................................                 9.51                   24.22
                                                                  ================        ================

                                                                   Years Ended December 31,
                                       --------------------------------------------------------------------------------
                                            1998             1997            1996             1995            1994
                                       --------------   --------------  --------------   --------------  --------------

FFO................................     $ 57,430,000     $ 17,597,000    $    303,000     $    720,000    $    757,000
Interest expense...................        2,361,000            1,000               -                -               -
                                       --------------   --------------  --------------   --------------  --------------
Adjusted FFO available to cover
   fixed charges...................     $ 59,791,000     $ 17,598,000    $    303,000     $    720,000    $    757,000
                                       ==============   ==============  ==============   ==============  ==============
Total fixed charges - interest
   expense (1).....................     $  2,629,000     $      1,000    $          -     $          -    $          -
                                       ==============   ==============  ==============   ==============  ==============

Ratio of FFO to fixed charges......            22.74           17,598          N/A              N/A             N/A
                                       ==============   ==============  ==============   ==============  ==============


(1) Fixed charges include interest expense plus capitalized interest.

                                   Exhibit 12